Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 14, 2003 relating to the financial statements and financial statement schedule, which appear in Lattice Semiconductor Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

August 26, 2003